UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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DIGITAL GENERATION SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 24, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Digital Generation Systems, Inc. (the “Company”), which will be held at the Wingate Inn, 850 W. Walnut Hill Lane, Irving, Texas 75038, on Thursday, August 24, 2006 at 10:00 a.m. local time.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope at your earliest convenience.

On behalf of the Board of Directors, I would like to express our appreciation of your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Omar A. Choucair Secretary

DIGITAL GENERATION SYSTEMS, INC.
750 W. John Carpenter Freeway, Suite 700
Irving, Texas 75039

Notice of Annual Meeting of Stockholders
to be held August 24, 2006

The Annual Meeting of Stockholders (the “Annual Meeting”) of Digital Generation Systems, Inc. (the “Company”) will be held at the Wingate Inn, 850 W. Walnut Hill Lane, Irving, Texas 75038, on Thursday, August 24, 2006 at 10:00 a. m. local time for the following purposes:

1.    To elect three directors, to serve for a three-year term or until his or her successor has been duly elected and qualified;

2.                 To approve a proposal to amend the Company’s Certificate of Incorporation adopted and recommended by the board of directors to change the name of the Company to “DG FastChannel, Inc.”;

3.                 To ratify and approve the Company’s employee stock purchase plan;

4.                 To ratify and approve the Company’s 2006 Omnibus long-term stock incentive plan; and

5.    To ratify the selection of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2006.

The foregoing proposals are more fully described in the accompanying Proxy Statement. Only stockholders of record at the close of business on July 7, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available at the Annual Meeting and at least ten days prior to the Annual Meeting during normal business hours at the Company’s headquarters located at 750 W. John Carpenter Freeway, Irving, Texas 75039 for examination by any stockholder.

Whether or not you plan to attend the Annual Meeting, please date, execute and promptly return the enclosed proxy card to the Company in the enclosed addressed and stamped envelope. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the Annual Meeting, withdrawing the proxy and voting in person.

By Order of the Board of Directors,

Omar A. Choucair Secretary

July 24, 2006

DIGITAL GENERATION SYSTEMS, INC.
750 W. John Carpenter Freeway, Suite 700
Irving, Texas 75039
972-581-2000

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 24, 2006

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Digital Generation Systems, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders of the Company to be held at the Wingate Inn, 850 W. Walnut Hill Lane, Irving, Texas 75038, on Thursday, August 24, 2006, at 10:00 a. m. local time and at any adjournments or postponements thereof (the “Annual Meeting”). Shares represented by proxy cards in the form enclosed will be voted at the Annual Meeting if the proxy card is properly executed, returned to the Company before the Annual Meeting and not revoked. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. These proxy materials were first mailed to stockholders on or about July 24, 2006.

PURPOSE OF MEETING

At the Annual Meeting, stockholders will be asked to consider proposals to:

1.    elect three directors, to serve for a three-year term or until his or her successor has been duly elected and qualified; and

2.                 approve an amendment to the Company’s Certificate of Incorporation adopted and recommended by the board of directors to change the name of the Company to “DG FastChannel, Inc.”; and

3.                 ratify and approve the Company’s employee stock purchase plan; and

4.                 ratify and approve the Company’s 2006 Omnibus long-term stock incentive plan; and

5.    ratify the selection of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2006.

The Board of Directors recommends that stockholders vote “FOR” all of the nominees for director and “FOR” each of the other proposals.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s common stock, $0.001 par value (the “Common Stock”), is the only type of security whose holders are entitled to vote at the Annual Meeting. On July 7,2006, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 12,686,851 shares of Common Stock outstanding. Each stockholder of record is entitled to one vote for each share of Common Stock held by such stockholder on July 7, 2006.

Quorum Required

The Company’s Bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal One.  Directors are elected by a plurality of the affirmative votes cast by holders of those shares present in person or represented by proxy at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal Two.  Approval of the proposal to amend the Company’s certificate of incorporation to change the name of the Company requires the affirmative vote of holders of a majority of the outstanding shares of common stock of the Company. Abstentions and broker non-votes will effectively be votes against the proposal.

Proposal Three.  Approval of the proposal to ratify and approve the Company’s employee stock purchase plan requires the affirmative vote of holders of a majority of those shares present in person or represented by proxy. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as voting on the matter and thus, will not affect the outcome of the voting on the proposal.

Proposal Four.  Approval of the proposal to ratify and approve the Company’s Omnibus long-term stock incentive plan requires the affirmative vote of holders of a majority of those shares present in person or represented by proxy. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as voting on the matter and thus, will not affect the outcome of the voting on the proposal.

Proposal Five.  Ratification of the appointment of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2006 requires the affirmative vote of holders of a majority of those shares present in person or represented by proxy. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as voting on the matter and thus, will not affect the outcome of the voting on the proposal.

Proxies

Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted “FOR” the nominees of the Board of Directors (as set forth in Proposal One) and “FOR” all of the other Proposals and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders.

Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company currently has seven directors, divided into three classes. The term of one class of directors expires each year. The persons whose names are listed below have been nominated for election as directors by the Board of Directors. A nominee, if elected, will serve until the Annual Meeting in 2009 or until his or her successor has been elected and qualified.

The Board of Directors’ nominees for election as director for a three-year term expiring at the Company’s annual meeting in 2009 are as follows:

Name	Age	Title(s)
Omar A. Choucair (3)	44	Chief Financial Officer and Director
Lisa Gallagher (1)	49	Director
David M. Kantor (1)	49	Director

(1)          Member of the Compensation Committee

(2)          Member of the Audit Committee

(3)          Member of the Executive Committee

Omar A. Choucair joined the Company as Chief Financial Officer in July 1999 and has been a member of the Board of Directors of the Company since November 2000. Prior to joining the Company, Mr. Choucair served as Vice President of Finance for AMFM, Inc. (formerly Chancellor Media Corporation) and served as Vice President of Finance for Evergreen Media Corporation before it was acquired by Chancellor Media Corporation in 1997. Prior to entering the media industry, Mr. Choucair was a Senior Manager at KPMG LLP, where he specialized in media and telecommunications clients. Mr. Choucair received a B.B.A. from Baylor University.

Lisa C. Gallagher has been a member of the Board of Directors of the Company since May 2006 after having served first as a director, and most recently as Chairman of the Board of Directors, of FastChannel Network, Inc. since 2002. Ms. Gallagher has served as the Senior Vice President and Chief Operating Officer of Hawtan Leathers, a privately held international manufacturer of specialty leathers for the garment industry. She previously spent over 20 years as both a commercial as well as investment banker specializing in media transactions. She started her banking career in the early 1980s at the Bank of Boston and in 1997 moved to the bank’s Section 20 investment bank, BancBoston Securities as Managing Director to run their Media & Communications Group. In 1998 she became Managing Director and Group head of the Internet/Media Convergence Group of Robertson Stephens, a leading high technology investment banking firm, upon the BancBoston Securities acquisition of Robertson Stephens. After leaving Robertson Stephens in 2001, she worked for Remy Capital Partners, a small investment banking boutique, before joining Hawtan Leathers in 2003. Ms. Gallagher holds a B.A. from Mount Holyoke College and an M.B.A. from the Simmons Graduate School of Management in Boston.

David M. Kantor has been a member of the Board of Directors of the Company since August 1999. Since 2003, Mr. Kantor has been Vice Chairperson and Chief Executive Officer of Reach Media, a company that develops, acquires and partners in quality media and marketing opportunities targeting the African-American population. Formerly, he was Senior Vice President for Network Operations of AMFM, Inc. (formerly Chancellor Media Corporation) and President of ABC Radio Network, having previously served as Executive Vice President. Prior to joining ABC Radio Network, he held executive positions with Cox Cable and Satellite Music Network. Mr. Kantor holds a B.S. from the University of Massachusetts and an MBA from Harvard Business School.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES FOR THE BOARD OF DIRECTORS.

Directors Continuing in Office

Name	Age	Title(s)	Expiration of Term
Scott K. Ginsburg (3)	53	Chief Executive Officer and Chairman of the Board	2007
Kevin C. Howe (1) (2)	57	Director	2008
Anthony J. LeVecchio (2)	59	Director	2008
William Donner (2)	53	Director	2008

(1)          Member of the Compensation Committee

(2)          Member of the Audit Committee

(3)          Member of the Executive Committee

Scott K. Ginsburg joined the Company in December 1998 as Chief Executive Officer and Chairman of the Board. In July 1999, Matthew E. Devine assumed the responsibilities as Chief Executive Officer, but Mr. Ginsburg remained the Company’s Chairman. Mr. Ginsburg reassumed the responsibilities as Chief Executive Officer of the Company in November 2003 following Mr. Devine’s resignation. Mr. Ginsburg founded the Boardwalk Auto Group in 1998, which consists of several car dealerships located in the Dallas area. From 1997 to 1998, Mr. Ginsburg served as Chief Executive Officer and Director of Chancellor Media Corporation (now AMFM, Inc.). Mr. Ginsburg founded Evergreen Media Corporation in 1988, and was the co-founder of Statewide Broadcasting, Inc. and H&G Communications, Inc. Mr. Ginsburg earned a B.A. from George Washington University in 1974 and a J.D. from Georgetown University in 1978.

Kevin C. Howe has been a member of the Board of Directors of the Company since February 2001. Since 1999, he has been the Managing Partner of Mercury Ventures. Mercury Ventures manages six different funds that invest in emerging technology companies that focus on Internet applications. Mr. Howe serves on the board of The Sage Group, plc. which is traded on the London Stock Exchange. Mr. Howe also sits on the boards of seven privately held technology firms. In 1985, he co-founded DacEasy, an early leader in packaged application software. In 1987, Mr. Howe led the sale of DacEasy to Insilco (a Fortune 500 company). In 1991, Mr. Howe led the carve-out of DacEasy from Insilco and subsequent sale to The Sage Group, plc. which had market capitalization of over $7 billion. He was Chief Executive Officer of the US operations of The Sage Group, plc. responsible for operations and acquisitions until 1999. In 1993, Mr. Howe also co-founded Martin Howe Associates, which was an early leader in the merchant credit card processing industry and a pioneer in wireless solutions. The company was sold in 1997 to PMT Services, Inc., a Nasdaq listed company. Mr. Howe received his MBA from Southern Methodist University in 1976.

Anthony J. LeVecchio has been a member of the Board of Directors of DG Systems since August 2004. Since its formation in 1988, he has been the President of The James Group, a general business consulting firm that has advised clients across a range of high-tech industries. Prior to forming The James Group in 1988, Mr. LeVecchio was the Senior Vice President and Chief Financial Officer for VHA Southwest, Inc., a regional healthcare system. He currently serves on the Board of Directors of Microtune,

Inc., a company that is listed on the Nasdaq National Market, and serves as the Chairman of its Audit Committee. He also currently serves on the Board of Directors of Ascendent Solutions, Inc., a company that is tracked on the OTC Bulletin Board and serves as the Chairman of its Audit Committee.

William Donner has been a member of the Board of Directors of the Company since May 2006 after having served as a director of FastChannel Network, Inc. Since 2004, Mr. Donner has served as CEO of MedCommons, a personal health record storage and transport company. In the early 1980s, Mr. Donner built and ran Precision Business Systems, a Wall Street based systems integrator. Precision Business Systems was sold to Bank of America in 1988 and subsequently, a division was sold to Reuters, PLC, where Mr. Donner ran the Reuters Dealing 2001 and 2002 Trading Services. In 1994, Mr. Donner was named Chief Architect of Reuters where he ran the central research group. Mr. Donner joined the Greenhouse Group, Reuters’ corporate venture capital arm, in 1996. In 1999, Mr. Donner joined Fenway Partners, a private equity fund, where he led the technology investment group. Mr. Donner holds a B.S.E.E. from Massachusetts Institute of Technology.

Corporate Governance

Independence

The Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Mr. Howe, Mr. Kantor, Mr. LeVecchio, Mr. Donner and Ms. Gallagher is independent from our management, as an “independent director” as defined under the Nasdaq Marketplace Rules. This means that none of those directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship with the Company that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. As a result, the Company has a majority of independent directors as required by the Nasdaq Marketplace Rules.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to its directors, officers and employees. A copy of the Company’s Code of Business Conduct and Ethics is available on its website at www.dgsystems.com by clicking first on “About Us,” then on “Code of Ethics.”  The Company will also provide a copy of its Code of Business Conduct and Ethics, without charge, to any stockholder who so requests in writing.

Executive Sessions of Independent Directors

Beginning with meetings held after October 1, 2004, the Company’s independent directors will have executive sessions at which only independent directors are present after every regularly scheduled meeting of the Board of Directors. Mr. Howe will preside over these executive sessions. For information on how to communicate with the Company’s independent directors, please see “—Communications with the Board of Directors” below.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by writing to the Board in care of the Company’s Secretary, Digital Generation Systems, Inc., 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039. The Board of Directors has delegated responsibility for initial review of stockholder communications to the Company’s Secretary. In accordance with the Board’s instructions, the Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) solely related to complaints by users with respect to ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to our business, industry, management or Board or committee matters. In addition, the Secretary will make all communications available to each member of the Board, at the Board’s next regularly scheduled meeting.

Board Committees

The Board of Directors of the Company has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. None of the directors who serve as members of the Audit Committee or the Compensation Committee are employees of the Company or any of its subsidiaries. The Company has no nominating committee or committee that recommends qualified candidates to the Board of Directors for nomination or election as directors. For further information on director nominations, please see “—Nominations to the Board of Directors” below.

Audit Committee

The Audit Committee operates under an Amended and Restated Charter of the Audit Committee adopted by the Company’s Board of Directors, a copy of which was attached as Appendix A to the Company’s 2004 Proxy Statement.

The Audit Committee’s functions include:

•                    engaging independent auditors and determining their compensation;

•                    making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent auditors, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

•                    meeting at least quarterly with the Company’s management and auditors to discuss internal accounting and financial controls, as well as results of operations reviews performed by the auditors;

•                    determining the scope of and authorizing or approving any permitted nonaudit services provided by the independent auditors and the compensation for those services; and

•                    initiating and supervising any special investigation it deems necessary regarding the Company’s accounting and financial policies and controls.

The Audit Committee is composed solely of directors who are not officers or employees of the Company and who, the Company believes, have the requisite financial literacy to serve on the Audit Committee, have no relationship to the Company that might interfere with the exercise of their independent judgment, and meet the standards of independence for members of an audit committee under the rules of the Securities and Exchange Commission (the “SEC”) and under the Nasdaq Marketplace Rules.

In accordance with the rules and regulations of the SEC, the preceding paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, notwithstanding any general incorporation by reference of this section of this Proxy Statement into any other filed document.

Messrs. LeVecchio (Chairman), Donner and Howe are the current members of the Audit Committee. The Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. LeVecchio, the Chairman of the Audit Committee, is the sole “audit committee financial expert” on the Audit Committee.

See “Audit Committee Report” below.

Compensation Committee

The Compensation Committee’s functions include:

•                    establishing and administering the Company’s compensation policies;

•                    determining, or recommending to the Board, the compensation of the Company’s executive officers;

•                    administering the Company’s equity compensation plans; and

•                    overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company’s officers.

See “Executive Compensation—Compensation Committee Report” below. Messrs. Howe (Chairman) and Kantor and Ms. Gallagher are the current members of the Compensation Committee. All current members of the Compensation Committee are “independent directors” as defined under the Nasdaq Marketplace Rules.

Executive Committee

The Executive Committee was established in January 2001. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company’s business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board of Directors. Messrs. Ginsburg and Choucair are the current members of the Executive Committee.

Committees and Meetings of the Board of Directors

During 2005, the Board of Directors held thirteen meetings. The Audit Committee held five meetings during 2005, and the Compensation Committee did not have any meetings during 2005. Instead, all issues normally considered by the Compensation Committee were considered by the entire Board of Directors. All persons who were directors during 2005 attended at least 75% of the total of Board meetings and the meetings of committees on which they served.

Nominations to the Board of Directors

The Board of Directors does not have a nominating committee or other committee that recommends qualified candidates to the Board for nomination or election as directors. The Board of Directors believes that, because of its relatively small size, it is sufficient for the independent directors to select or recommend director nominees. The Board of Directors has adopted a nominations process that provides that the Company’s independent directors (as defined under the Nasdaq Marketplace Rules), acting by a majority, are authorized to recommend individuals to the Board of Directors for the Board’s selection as director nominees. Under the rules promulgated by the SEC, the independent directors are, therefore, treated as a “nominating committee” for the purpose of the disclosures in this section of this Proxy Statement.

With respect to the nominations process, the independent directors do not operate under a written charter, but under resolutions adopted by the Board of Directors.

The independent directors are responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board, and for selecting the management nominees for the directors to be elected by the Company’s stockholders at each annual meeting. The independent directors have not established specific minimum age, education, experience or skill requirements for potential directors. The independent directors have, however, been authorized by the Board of Directors to take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. Those factors may include, without limitation, the following:

•                    an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•                    the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its stockholders; and

•                    regarding any individual who has served as a director of the Company, his past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his overall contributions to the Board and the Company.

The independent directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board. The independent directors will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Company’s other directors will also have an opportunity to meet and interview qualified candidates. The independent directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board.

The independent directors will consider qualified nominees recommended by stockholders, who may submit recommendations to the independent directors in care of the Company’s Board of Directors through a written notice as described under “—Corporate Governance—Communications with Directors” above. To be considered by the independent directors, a stockholder nomination (1) must be submitted by                 , 2007, (2) must contain a statement by the stockholder that such stockholder holds, and has continuously held for at least a year before the nomination, at least $2,000 in market value or 1% of the shares of Common Stock and that such stockholder will continue to hold at least that number of shares through the date of the annual meeting of stockholders, and (3) must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by the Company’s stockholders will be evaluated in the same manner as any other nominee for director.

Director Compensation

Other than Mr. LeVecchio and except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director other than reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of the Company’s Board of Directors and the committees thereof. Other than Mr. LeVecchio, the Company also does not pay compensation for committee participation or special assignments of the Board of Directors. Mr. LeVecchio is paid $25,000 as an annual retainer, $1,000 for each meeting of the Board attended, and $750 for each meeting of the Audit Committee attended.

In connection with Mr. LeVecchio’s appointment to the Board of Directors, he was granted options to purchase 1,000 (post split basis) shares of Common Stock. Directors who are also employees of the Company are eligible to receive options for Common Stock directly under the 1992 Stock Option Plan and, if officers of the Company, are also eligible to receive incentive cash bonus awards and are eligible to participate in the 1996 Employee Stock Purchase Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2005 fiscal year transactions in the common stock and their common stock holdings and (ii) the written representation received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2005 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent shareholders at all times during the 2005 fiscal year.

Other Information

In September 1999, a civil lawsuit was filed by the SEC in the United States District Court for the Southern District of Florida against Scott Ginsburg, the Chairman of the Board of the Company, his brother and his father. The lawsuit alleged that Mr. Ginsburg had violated the insider trading provisions of the federal securities laws by communicating material, non-public information to his brother in 1996 regarding the securities of EZ Communications, Inc. (“EZ”) and in 1997 regarding the securities of Katz Media, Inc. (“Katz”). The lawsuit further alleged that Mr. Ginsburg’s father and brother, relying upon the information allegedly furnished by Mr. Ginsburg, purchased securities in EZ and Katz, and subsequently profited from the sale of such securities.

In April 2002, a jury found that Mr. Ginsburg did make these communications, known as “tipping,” and therefore concluded that he had violated Sections 10(b) and 14(e) of the Exchange Act and Rules 10b-5 and 14e-3 thereunder. In July 2002, the United States District Court imposed a $1,000,000 civil penalty against Mr. Ginsburg.

Mr. Ginsburg filed a motion asking the Court to set aside its ruling and the verdict of the jury. On December 19, 2002, the United States District Court granted Mr. Ginsburg’s motion for judgment notwithstanding the verdict. The Court overturned the jury verdict in its entirety and set aside the civil penalty.

On February 13, 2003, the SEC filed a Notice of Appeal, seeking to reverse the Court’s decision and challenging the Court’s earlier refusal to impose an injunction against Mr. Ginsburg. On March 19, 2004 a decision of a three-judge panel of the Eleventh Circuit U.S. Court of Appeals reversed the decision by the U.S. District Court for the Southern District of Florida on December 19, 2002. The Court of Appeals (i) reinstated the jury verdict that Mr. Ginsburg had, in matters unrelated to the Company, violated Sections 10(b) and 14(e) of the Exchange Act and Rules 10b-5 and 14e-3 thereunder, (i) reinstated a $1 million civil penalty against Mr. Ginsburg and (iii) remanded the case to the District Court with instructions to enjoin Mr. Ginsburg from violations of the federal securities laws and regulations. The Court of Appeals did not bar Mr. Ginsburg from serving as an officer or director of a public company and the Company’s Board immediately and unanimously moved to affirm Mr. Ginsburg in his capacity as Chairman of the Board of Directors.

PROPOSAL TWO: CHANGE THE NAME OF THE COMPANY

       On May 31, 2006, the Company consummated a merger with FastChannel Network, Inc. (“FastChannel”) pursuant to which FastChannel became a wholly owned subsidiary of the Company.  On _________, 2006, the board of directors adopted a resolution to amend Article First of the Company’s Certificate of Incorporation to change the name of the Company from Digital Generation Systems, Inc. to DG FastChannel, Inc. The board of directors has determined the amendment to be advisable and recommends stockholders vote to approve the amendment. The following is the text of Article First of the Company’s Certificate of Incorporation, as proposed to be amended:

FIRST:      The name of the Corporation is DG FastChannel, Inc.

Approval of the amendment will require the affirmative vote of holders of a majority of the outstanding shares of common stock of the Company. Abstentions and broker non-votes will effectively be votes against the proposal.

The Company believes that the proposed name change will capitalize on the recognition within the industry of both the “DG” and “FastChannel” names. Both names are firmly established in the combined company’s marketing efforts and are readily recognized by advertising agencies and radio and television stations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSED CHANGE OF THE COMPANY’S NAME.

PROPOSAL THREE: APPROVAL OF THE COMPANY’S
EMPLOYEE STOCK PURCHASE PLAN

[to come]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSED ESPP PLAN.

PROPOSAL FOUR: APPROVAL OF THE COMPANY’S
OMNIBUS LONG-TERM INCENTIVE STOCK PLAN

[to come]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSED OMNIBUS LONG-TERM INCENTIVE STOCK PLAN.

PROPOSAL FIVE: RATIFICATION OF KPMG LLP

The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent public accountants for the year ending December 31, 2006. The affirmative vote of the holders of a majority of shares present or represented by proxy at the Annual Meeting will be required to ratify the appointment of KPMG LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the Company’s and its stockholders’ best interests.

KPMG LLP has audited the Company’s financial statements since 1999. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2006 (except where otherwise noted), certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. As of June 30, 2006, the directors and executive officers of the Company owned 2,645,706 shares of Common Stock entitled to vote, representing 21% of the outstanding shares of Common Stock.

	Shares Beneficially Owned as of June 30, 2006(1)(2)
Beneficial Owner	Number of Shares	Percentage of Class
Scott K. Ginsburg(3) Moon Doggie Family Partnership	3,298,198	24.8%
Omar A. Choucair(4)	61,415	*
CrossPoint Venture Partners The Pioneer Hotel Building 2925 Woodside Road Woodside, CA 94062	1,682,995	13.4%
All directors and executive officers as a group (7 persons)(5)	3,431,914	25.7%

*              Less than 1% of the Company’s common stock.

(1)                                Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to The Company’s knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed is 750 West John Carpenter Freeway, Suite 700, Irving, TX 75039

(2)                                The number of shares of common stock outstanding as of June 30, 2006 was 12,581,188. The number of beneficially owned shares includes shares issuable pursuant to stock options and warrants that may be exercised within sixty days after June 30, 2006.  Share totals shown are shown post-split.

(3)                                Based on filings with the Securities and Exchange Commission indicating beneficial ownership. Includes 2,303,531 shares held of record by Scott K. Ginsburg and 292,013 shares held in the name of Moon Doggie Family Partnership, L.P. Scott K. Ginsburg is the sole general partner of Moon Doggie Family Partnership, L.P. Includes options exercisable into 50,829 shares of common stock, warrants issued to Moon Doggie Family Partnership, L.P. exercisable into 300,852 shares of common stock and warrants issued to Scott K. Ginsburg exercisable into 350,973 shares of common stock.

(4)                                Includes options exercisable into 49,363 shares of common stock and warrants exercisable into 8,666 shares of common stock.

(5)                                Includes options exercisable into 125,717 shares of common stock and warrants exercisable into 660,491 shares of common stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following Summary Compensation Table sets forth the compensation earned by the Company’s Chief Executive Officer and the other executive officer (collectively, the “Named Officers”):

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options
Scott K. Ginsburg	2005	$250,000	$—	$12,000	(1)	—
Chairman of the Board and	2004	$250,000	$20,000	$12,462	(1)	—
Chief Executive Officer	2003	$250,000	$—	$12,000	(1)	—

Omar A. Choucair	2005	$200,000	$—	$6,000	(1)	—
Chief Financial Officer	2004	$190,000	$20,000	$6,000	(1)	—
	2003	$184,731	$—	$500	(1)	25,000

(1)           Reimbursement of automobile expenses.

Option Grants

        No stock option grants were made to any Named Officer in 2005 and no stock appreciation rights were granted to any Named Officer during such year.

Repricing/Warrant Modifications

        On December 21, 2005, the Board of Directors approved a proposal to (1) extend the expiration date of certain fully-vested, outstanding warrants to purchase common stock of the Company held by Scott K. Ginsburg and Omar A. Choucair, until December 31, 2010, and (2) reduce the strike price of the warrants to $10.00. Prior to these modifications, Mr. Ginsburg held fully vested warrants as follows: (1) warrant to purchase 146,007 shares of Common Stock, strike price $32.50, with an expiration date of December 20, 2006; (2) warrant to purchase 154,846 shares of Common Stock, strike price $32.50, with an expiration date of February 20, 2008; and (3) warrant to purchase 350,973 shares of Common Stock, strike price $14.40, with an expiration date of March 20, 2008. Prior to the approved modifications, Mr. Choucair held a fully vested warrant to purchase 8,666 shares of Common Stock, strike price $14.40 and an expiration date of March 20, 2008. In recognition of the efforts of Messrs. Ginsburg and Choucair during the previous year, and in order that the foregoing warrants would continue to provide an incentive to each of them, the board of directors determined that such repricing was in the best interests of DG Systems.

        The following table sets forth certain information regarding amendments to warrants held by certain DG Systems’ executive officers. Values shown are pre-reverse split amounts and prices:

		TEN-YEAR OPTION/SAR REPRICINGS				Length of
Name	Date	Number of Securities Underlying options/SAR’s repriced or amended	Market price of stock at time of repricing or amendment	Exercise price at time of repricing or amendment	New Exercise price	original option term remaining as date of repricing or amendment
Scott K. Ginsburg,	12/21/2005	146,007	$5.40	$32.50	$10.00	12 mos
Chairman and		154,846	$5.40	$32.50	$10.00	26 m0s
Chief Executive Officer		350,973	$5.40	$14.40	$10.00	27 mos

Omar A. Choucair, Chief Financial Officer	12/21/2005	8,666	$5.40	$14.40	$10.00	27 mos

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information concerning option exercises during 2005 and option holdings as of the end of 2005 with respect to any of the Named Officers. No stock appreciation rights were outstanding at the end of the year.  Values shown are pre-reverse split amounts and prices:

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		in-the-Money Options
	Acquired	Value	Options at Year End		at Year End(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Scott K. Ginsburg	—	$—	50,726	104	$—	$—
Omar A. Choucair	—	$—	72,905	1,927	$—	$—

(1)           Based on the fair market value of the Common Stock at December 31, 2005, of $5.40 per share, less the exercise price payable for each share.

Employment Contracts and Change in Control Arrangements

Pursuant to the Employment Agreement between Mr. Ginsburg and the Company dated June 22, 2006 (the “CEO Agreement”), the Company agreed to employ Mr. Ginsburg as its Chief Executive Officer from the date of the CEO Agreement through May 31, 2008. Under the CEO Agreement, Mr. Ginsburg is entitled to an annualized base salary of $375,000 and is eligible for an annual bonus of $187,500 for the term of the Agreement. The Company retained the right to increase the base compensation as it deems necessary. In addition, Mr. Ginsburg is entitled to participate in the Company’s stock option plans, is entitled to four weeks of paid vacation per calendar year and is to receive a car allowance totaling $1,000 per month for the term of the CEO Agreement. Finally, during the term of the Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Mr. Ginsburg and his spouse and dependent family members under the Company’s health plan.

The CEO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CEO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the Employment Term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary to the end of the Employment Term, plus salary from the end of the Employment Term through the end of the first anniversary of the Date of Termination, at the rate of salary in effect on the Date of Termination in a lump sum payment. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the Employment Term, he shall not be entitled to further compensation. Following the end of the Employment Term, upon termination of his employment with the Company for any reason other than Cause, but upon ninety days prior written notice if such termination is by him, the Company shall pay to the employee his salary as then in effect for a period of six months. Under the CEO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 20 miles, the transfer to an office other than the principal office or a material breach of the CEO Agreement by the Company. Under the CEO Agreement, Cause includes conviction of or a plea of guilty or nolo contendre by the employee to a felony or certain criminal conduct against the Company, habitual neglect of or failure to perform his duties to the Company or any material breach of the CEO Agreement by the employee.

Pursuant to the Amended and Restated Employment Agreement between Mr. Choucair and the Company dated June 22, 2006 (the “CFO Agreement”), the Company agreed to employ Mr. Choucair as its Chief Financial Officer from the date of the CFO Agreement through May 31, 2009. Under the CFO Agreement, Mr. Choucair is entitled to an annualized base salary of $250,000 for the period June 1, 2006 through May 31, 2007 (increasing to $260,000 and $270,000 on the anniversaries of the CFO Agreement during its term) and is eligible for an annual bonus of $75,500 for the term of the Agreement. The Company retained the right to increase the base compensation as it deems necessary. In addition, Mr. Choucair is entitled to participate in the Company’s stock option plans, is entitled to four weeks of paid vacation per calendar year and is to receive a car allowance totaling $500 per month for the term of the CFO Agreement. Finally, during the term of the CFO Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Mr. Choucair and his spouse and dependent family members under the Company’s health plan

The CFO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CFO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the Employment Term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary to the end of the Employment Term, plus salary from the end of the Employment Term through the end of the third anniversary of the Date of Termination, at the rate of salary in effect on the Date of Termination in a lump sum payment. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the Employment Term, he shall not be entitled to further compensation. Following the end of the Employment Term, upon termination of his employment with the Company for any reason other than Cause, but upon ninety days prior written notice if such termination is by him, the Company shall pay to the employee his salary as then in effect for a period of six months. Under the CFO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 20 miles, the transfer to an office other than the principal office or a material breach of the CFO Agreement by the Company. Under the CFO Agreement, Cause includes conviction of or a plea of guilty or nolo contendre by the employee to a felony or certain criminal conduct against the Company, habitual neglect of or failure to perform his duties to the Company or any material breach of the CFO Agreement by the employee.

Compensation Committee Report

        The Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) reviews and approves the Company’s compensation policies. The following is the report of the Compensation Committee describing the compensation policies applicable to the compensation of the Company’s Chief Executive Officer and other executive officer for 2005.

        For 2005, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the Chief Executive Officer with respect to the compensation of the

Company’s key executive officers. However, the Committee made the final compensation decisions concerning such officers.

        General Compensation Philosophy.   The Company’s philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company’s executive compensation program is, therefore, to closely align the interests of the executive officers with those of the Company’s stockholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive total compensation at risk, with payment of that portion tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Compensation Committee currently uses salary, incentive cash bonus awards and long-term stock-based incentives to meet these goals.

        Base Salary.   The base salary component of total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. In establishing base salaries of executive officers, the Compensation Committee evaluates each executive’s salary history, scope of responsibility at the Company, prior experience, past performance for the Company, expected contribution to the Company’s future success and recommendations from management. The Compensation Committee also takes into account the salaries for similar positions at comparable companies in the Company’s industry, based on each individual Committee member’s industry experience, and the position of each executive officer’s base pay relative to the total compensation package, including cash incentives and long-term stock based incentives. In making its salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

        Incentive Cash Bonuses.   Cash bonuses are considered annually based on factors such as competitive trends, overall financial performance of the Company and individual performance of the executive officer. The Compensation Committee has full discretion in determining incentive bonus amounts, which amounts are not required to be tied to any objective criteria or calculation. The Compensation Committee, in its discretion, approved cash bonuses to selected executive officers during 2004. Cash bonuses were not approved during 2005 or 2003.

        Long-Term Incentive Compensation.   The Compensation Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. The Company considers long-term incentives to its Chief Executive Officer and its other executive officers. The purpose of such option grants is to attract and retain the best employee talent available and to create a direct link between executive compensation and the long-term performance of the Company. The Compensation Committee believes that stock options directly motivate its executive officers to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Common Stock on the date of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company, and then only if the market price of the Common Stock appreciates over the option term. The Board of Directors and/or the Compensation Committee consider the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals.

        Chief Executive Officer Compensation.   Mr. Ginsburg joined The Company in December 1998 as Chief Executive Officer and Chairman of the Board. In July 1999 until November 2003, Mr. Ginsburg remained The Company’s Chairman but did not serve as Chief Executive Officer. Mr. Ginsburg reassumed the responsibilities as Chief Executive Officer of The Company in November 2003. Mr. Ginsburg’s compensation was based on his experience and responsibility as well as compensation offered to similarly situated executives.

        Tax Limitation.   Under the Federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company’s 1992 Stock Option Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1992 Stock Option Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since the cash compensation paid to The Company’s executive officers for 2005 did not exceed the $1 million limit per officer and it was not expected that the cash compensation to be paid to any executive officer for 2006 would exceed this limit, the Committee deferred any decision on whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1 million cap.

Respectfully submitted,

COMPENSATION COMMITTEE:
Kevin C. Howe David M. Kantor Lisa Gallagher

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Howe (Chairman) and Kantor and Ms. Gallagher. All current members of the Compensation Committee are “independent directors” as defined under the Nasdaq Marketplace Rules. Messrs. Howe and Kantor were the members of the Compensation Committee during 2005. Neither of these individuals were at any time during 2005, or at any other time, an officer or employee of DG Systems.

        No executive officer of DG Systems serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of DG Systems’ Board of Directors or Compensation Committee.

Certain Relationships

None of the Company’s directors or executive officers (1) has entered into any transaction or series of similar transactions with the Company since January 1, 2003, (2) has any relationship, or has had any relationship since January 1, 2003, with the Company, or (3) has outstanding indebtedness, or has had any outstanding indebtedness since January 1, 2003, to the Company, which (in any case) requires disclosure under Item 404 of the SEC’s Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee acts under the Amended and Restated Charter of the Audit Committee of the Board of Directors (the “Audit Committee”), which was adopted by the Board of Directors on September 24, 2004. Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee submits the following report:

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined under the Nasdaq Marketplace Rules.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management to review and discuss the December 31, 2005 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards. The Audit Committee also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor’s independence.

Respectfully submitted,

THE AUDIT COMMITTEE (for the year ended December 31, 2005)

Anthony J. LeVecchio Kevin C. Howe William Donner

The current members of the Audit Committee are Messrs. LeVecchio (Chairman), Donner and Howe. Messrs. LeVecchio (Chairman), Howe and McGarr were the members of the Audit Committee during 2005.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The stockholders re-elected the independent accounting firm KPMG LLP (“KPMG”) to serve as independent auditors of the Company for the year ended December 31, 2005. KPMG have served as the Company’s independent auditors since 1999 and is considered by management of the Company to be well qualified. KPMG has advised the Company that neither it nor any of its members has any financial interest, direct or indirect, in the Company in any capacity.

Fee Disclosure

The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004:

	Year Ended December 31,
	2005	2004
Audit Fees(1)	$924,000	$821,000
Audit Related Fees	25,000	25,000
Tax Fees(2)	110,000	74,000
All Other Fees	—	—
Total	$1,059,000	$920,000

(1)                                Audit Fees. These are fees for professional services for the audit of the Company’s annual financial statements, and for the review of the financial statements included in the Company’s filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements, including fees relating to compliance with the provisions of the Sarbanes- Oxley Act, Section 404 and audits of acquired entities pursuant to Rule 3.05. The amount for 2005 includes approximately $165,000 for the audit of Media DVX at its acquisition date and $68,000 related to the Registration Statement on Form S-4 relating to the merger with FastChannel, which was in the process of being prepared at the end of 2005. The amount for 2004 includes approximately $211,000 for the audit of AGT at its acquisition date.

(2)                                Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.

        The Audit Committee has considered whether (and has determined that) the provision by KPMG of the services described under Tax Fees is compatible with maintaining KPMG’s independence from management and the Company. In addition, all of the services rendered to the Company by KPMG were pre-approved by the Audit Committee.

STOCK PERFORMANCE TABLE

        The table set forth below compares the cumulative total stockholder return on the Common Stock between December 31, 2000 and December 31, 2005 with the cumulative total return of (i) the Nasdaq Non-Financial Stocks Index and (ii) the Nasdaq Computer and Data Processing Stocks Index, over the same period. This table assumes the investment of $100.00 on December 31, 2000 in the Common Stock, the Nasdaq Non-Financial Stocks Index and the Nasdaq Computer and Data Processing Stocks Index, and assumes the reinvestment of dividends, if any.

        The comparisons shown in the table below are based upon historical data. The Company cautions that the stock price performance shown in the table below is not indicative of, nor intended to forecast, the potential future performance of the Common Stock. Information used in the graph was obtained from information published by Nasdaq and SG Cowen, sources believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG DIGITAL GENERATION SYSTEMS, INC., THE NASDAQ NON-FINANCIAL INDEX,

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

*$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
DIGITAL GENERATION SYSTEMS, INC.	100.00	52.24	50.35	105.41	58.82	25.41
NASDAQ NON-FINANCIAL STOCKS INDEX	100.00	77.54	52.52	79.52	86.01	87.67
NASDAQ COMPUTER & DATA PROCESSING STOCKS INDEX	100.00	85.09	62.20	80.62	94.66	94.83

        Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this report or future filings made by the Company under those statutes, the Audit Committee Report, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

STOCKHOLDERS’ PROPOSALS

Proposals of stockholders intended to be presented at the 2007 annual meeting of stockholders must be received by the Company at its offices at 750 W. John Carpenter Freeway, Suite 700, Irving, Texas, 75039,

not later than                  , 2007 and satisfy the conditions established by the SEC for stockholder proposals to be included in the Company’s proxy statement for that meeting. If a stockholder intends to submit a proposal from the floor of the Company’s 2007 annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must provide written notice to the Company no later than                     , 2007. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2007 annual meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s website http://www.sec.gov.

MISCELLANEOUS

The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

By Order of the Board of Directors,

Omar A. Choucair Secretary

 July 24, 2006

FORM OF PROXY

DIGITAL GENERATION SYSTEMS, INC.
750 W. John Carpenter Freeway, Suite 700
Irving, Texas 75039

This Proxy is solicited on behalf of the Board of Directors of Digital Generation Systems, Inc. for the Annual Meeting of Stockholders to be held August 24, 2006.

The undersigned (i) acknowledges receipt of the Notice July 24, 2006, of the Annual Meeting of Stockholders of Digital Generation Systems, Inc. (the “Company”) to be held on August 24, 2006, at 10:00 a. m. local time at the Wingate Inn, 850 W. Walnut Hill Lane, Irving, Texas 75038 and the Proxy Statement in connection therewith and (ii) appoints Scott K. Ginsburg and Omar A. Choucair, and each of them, the undersigned’s proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned on July 7, 2006, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as set forth on the reverse.

If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any postponements or adjournments thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTORS AND “FOR” ALL OF THE PROPOSALS.

(Continued and to be marked, dated and signed on the reverse side)

*FOLD AND DETACH HERE*

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH COMMON STOCKS AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXIES, THEIR SUBSTITUTES OR ANY OF THEM MAY LAWFULLY DO BY VIRTUE HEREOF.

Please Mark Here for Address Change or Comments See Reverse Side	☐

1.                                       To elect directors to serve three-year terms expiring in 2009 or, in each case until their successors have been duly elected and qualified.

	FOR	WITHHOLD AUTHORITY
Omar A. Choucair	☐	☐
Lisa Gallagher	☐	☐
David M. Kantor	☐	☐

Instruction: To withhold authority to vote for any individual nominee(s), write the nominee name(s) on the line provided below

2.                                       To approve a proposal to amend the Company’s Certificate of Incorporation adopted and recommended by the board of directors to change the name of the Company to “DG FastChannel, Inc.”.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.                                       To ratify and approve the Company’s employee stock purchase plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.                                       To ratify and approve the Company’s 2006 Omnibus long-term stock incentive plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.                                     To ratify the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Please mark, sign, date and return your proxy promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. No postage is required. You may nevertheless vote in person if you do attend.

Dated:	,2006

Signature of Stockholder

Signature of Stockholder

Title, if applicable

*FOLD AND DETACH HERE*